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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT
                     Filed Pursuant to Section 13 or 15(d) of
                        THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): March 2, 1998


                               CAPSTAR HOTEL COMPANY
               (Exact name of registrant as specified in its charter)

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

          DELAWARE                            1-12017                      52-1979383
(State or other jurisdiction of           (Commission File       (IRS Employer Identification
incorporation)                                 Number)                     Number)
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                            1010 Wisconsin Avenue, N.W.
                                     Suite 650
                               Washington, D.C. 20007
                      (Address of principal executive offices)



Registrant's telephone number, including area code:   (202) 965-4455


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Item 2.        ACQUISITIONS

     On March 2, 1998, CapStar Hotel Company (the "Company") completed its review of the currently available information with respect to certain recently acquired hotel properties. The current information with respect to the Sheraton Grande Hotel in Los Angeles, California (the "Hotel") demonstrated for the first time that the Company's acquisition of the Hotel constituted an acquisition of a "significant amount of assets" as defined in Item 2 of Form 8-K and Sections 210.11-01(d), 210.11-01(b) and 210.3-05(b)(2)(ii) of
Regulation S-X of the Securities Exchange Commission.

     The Company acquired the Hotel from Metropolitan Life Insurance Company for an aggregate purchase price of approximately $56.8 million. The acquisition was funded from the Company's cash balances. Based on the financial statements and related information available to the Company on the date of the acquisition (December 18, 1997), such acquisition did not constitute an acquisition of a "significant amount of assets" at such date.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) (b)   It is not practical for the Company to provide required financial statements and pro forma financial information for the acquired assets as of the date hereof. The Company intends to file such financial information as soon as it becomes available and in any event within 60 days of this Report on Form 8-K.

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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         CAPSTAR HOTEL COMPANY
                         (Registrant)


                         By:  /s/  JOHN EMERY
                         --------------------------
                         John Emery
                         Chief Financial Officer


Dated: March 17, 1998